Exhibit 99.1
REGENCY ENERGY PARTNERS LP ANNOUNCES
PRICING OF COMMON UNIT OFFERING
DALLAS, October 7, 2011 — Regency Energy Partners LP (NYSE: RGP) (“Regency”) announced today that it has priced an underwritten public offering of 10,000,000 common units representing limited partner interests at $20.92 per common unit.
In connection with the offering, Regency has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 common units. Regency intends to use the net proceeds of the offering, including any proceeds from the exercise of the underwriters’ option to purchase additional common units, to repay borrowings outstanding under its revolving credit facility. Regency may reborrow under its revolving credit facility to pay for capital expenditures and acquisitions, to repurchase certain of its senior notes and for other general partnership purposes. The offering is scheduled to close on October 13, 2011.
The common units are listed on the New York Stock Exchange under the symbol “RGP.”
Barclays Capital, BofA Merrill Lynch, Credit Suisse, J.P. Morgan, Morgan Stanley, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the offering, and Deutsche Bank Securities and Oppenheimer & Co. are acting as co-managers for the offering. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the preliminary prospectus supplement and accompanying base prospectus meeting such requirements relating to the offering may be obtained from the offices of:
Barclays Capital
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Toll-free: 888-603-5847
Email: Barclaysprospectus@broadridge.com
BofA Merrill Lynch
Attn: Prospectus Department
4 World Financial Center
New York, NY 10080
Email: dg.prospectus_requests@baml.com
Credit Suisse
Attn: Prospectus Dept.
One Madison Avenue
New York, NY 10010
Telephone: 800-221-1037

J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: 866-803-9204
Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, NY 10014
Email: prospectus@morganstanley.com
Telephone: 866-718-1649
UBS Investment Bank
Attn: Prospectus Department
299 Park Avenue
New York, NY 10171
Toll-free: 888-827-7275
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Email: cmclientsupport@wellsfargo.com
Telephone: 800-326-5897
You may also obtain these documents for free when they are available from the Securities and Exchange Commission (the “SEC”) at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating, transportation, fractionation and storage of natural gas and natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).
This release contains “forward-looking” statements, which are statements that do not relate strictly to historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “will” or similar expressions help identify forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions, which include, but are not limited to, the risks, uncertainties and assumptions set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 and other public filings and press releases. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such assumptions, expectations and projections will prove to be correct. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements. We undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Relations:
Regency Energy Partners LP
Lyndsay Hannah, 214-840-5477
Manager, Finance & Investor Relations
ir@regencygas.com
or
Media Relations:
HCK2 Partners
Elizabeth Cornelius, 972-716-0500 x26
elizabeth.cornelius@hck2.com